Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-141015 of State Street Corporation on Form S-4 of our report dated February 26, 2007 relating to the consolidated financial statements of Investors Financial Services Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, effective January 1, 2006 and Investors Financial Services Corp.’s adoption of the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, effective December 31, 2006), and our report dated February 26, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Investors Financial Services Corp. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the proxy statement/prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

May 18, 2007